UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2024

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 6, 2024, the Board of Directors of Dalrada Financial Corporation, a Wyoming corporation (the “Company”) approved a reduction in the number of authorized common shares from 1,000,000,000 (one billion) to 500,000,000 (five hundred million). On March 12, 2024, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company

The foregoing description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Dalrada Financial Corporation.
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2024	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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